UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 2, 2012

ADDVANTAGE TECHNOLOGIES GROUP, INC.
(Exact name of Registrant as specified in its Charter)

Oklahoma
(State or other Jurisdiction of Incorporation)

1-10799	73-1351610
(Commission File Number)	(IRS Employer Identification No.)

1221 E. Houston St., Broken Arrow, Oklahoma	74012
(Address of Principal Executive Offices)	(Zip Code)

(918) 251-9121
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General InstructionA.2. below):

□	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)           On April 2, 2012, Kenneth A. Chymiak resigned from the office of President and Chief Executive Officer of ADDvantage Technologies Group, Inc. (the “Company”).  As part of the Company’s executive transition plan, Mr. Chymiak, a member of the Company’s Board of Directors, has been appointed as Chairman of the Board.   Kenneth A. Chymiak is the brother of David E. Chymiak, a member of the Company’s Board of Directors and Chief Technology Officer of the Company.

(b)           On April 2, 2012, the Company appointed David Humphrey, age 56, as President and Chief Executive Officer.   Prior to joining the Company, from 2010 to 2011, Mr. Humphrey was the Chief Executive Officer and Chief Financial Officer of TokenEx, an early-stage technology company focused on cyber security software, where he oversaw operations production, finance, purchasing, sales, product development and fund raising.  From 2003 to 2010, Mr. Humphrey was the Chief Operating Officer of Oklahoma Equity Partners, a venture capital fund, where he was responsible for all operations of the venture fund.  Mr. Humphrey graduated with a B.S. in chemical engineering from the University of Wisconsin and earned an MBA from Texas A&M University.  Mr. Humphrey currently serves on the Board of Directors of Macrosolve, Inc., a position that he has held for two years.

(c)           On April 2, 2012, the Company appointed David E. Chymiak, age 66, as its Chief Technology Officer.   Mr. Chymiak is currently President of Tulsat Corporation, a wholly-owned subsidiary of the Company, which he acquired with Kenneth A. Chymiak in 1985.  He is also a member of the Company’s Board of Directors and served as Chairman from September 1999 until April 2, 2012.  David E. Chymiak is the brother of Kenneth A. Chymiak, the Chairman of the Board of Directors. Of the company’s outstanding common stock, David E. Chymiak owns approximately 26 percent, and he and Kenneth A. Chymiak together own approximately 48 percent.  During fiscal years 2011 and 2010, the Company leased one property in Broken Arrow, Oklahoma from a company owned by David E. Chymiak and Kenneth A. Chymiak equally.  The leased property is used by the Company as an overflow warehouse and is currently leased on a month-to-month basis for $7,500 per month.  The lease payments made on this property totaled $90,000 for each of the fiscal years 2011 and 2010.

(d)           On April 2, 2012, the Company entered into an employment agreement with David H. Humphrey providing for his employment as Chief Executive Officer (the “Employment Agreement”).

The term of the Employment Agreement commenced on April 2, 2012 and continues for an indefinite period.  Pursuant to the Employment Agreement, Mr. Humphrey will earn an annual base salary of $200,000 (the “Base Salary”).  Mr. Humphrey will be eligible for increases in the Base Salary as determined by the Compensation Committee.  The Employment Agreement also provides that Mr. Humphrey shall be eligible to receive an annual bonus under the terms of the Company’s Senior Management Incentive Compensation Plan (“Bonus”), which will be prorated for the remainder of the Company’s fiscal year from April 2, 2012, to September 30, 2012.

The Employment Agreement provides for an initial award to Mr. Humphrey of an option to purchase 200,000 shares of the Company’s common stock, which will vest at the rate of one-fifth on each of the first through the fifth anniversaries of the date of grant, subject to the terms of the Company’s 1998 Incentive Stock Plan, as amended (the “Stock Plan”) and Mr. Humphrey’s execution of a Non-Qualified Stock Option Agreement.

If Mr. Humphrey’s employment is terminated by reason of his death or disability, voluntary termination other than for good reason or for cause, he will receive his Base Salary through the  date that such termination is effective.  In the event of his disability, he will be entitled to the benefits of any group disability or other insurance plan to the extent he has been accepted for coverage thereunder, in accordance with the provisions of such plans.

If Mr. Humphrey’s employment is terminated without cause, the Employment Agreement provides that he will receive three months’ monthly compensation, which includes his then-current monthly Base Salary, plus a monthly Bonus amount equal to 1/24 of the total of all Bonuses paid to Mr. Humphrey during the two most recently completed fiscal years, to be paid over a period of three months commencing on the 60th day following the first regular payroll date following the date of termination.

If there is a change of control (as defined in the Employment Agreement) of the Company and Mr. Humphrey’s employment has been terminated by the Company for any reason other than cause, death or disability in anticipation of the change of control or within 12 months following the consummation of the change in control, or if Mr. Humphrey resigns for good reason (after the notice and cure periods and procedures in the Employment Agreement) within 12 months following a change of control of the Company, he will be entitled to receive six months’ monthly compensation, which includes his then-current monthly Base Salary, plus a monthly Bonus amount equal to 1/24 of the total of all Bonuses paid to Mr. Humphrey during the two most recently completed fiscal years, to be paid in a lump sum payment within 30 days of termination of employment.

Upon a termination of employment, Mr. Humphrey will be entitled to receive certain benefits subject to the terms and conditions of the Company’s employee benefits plans and in accordance with Company policy then in effect.

A copy of the Employment Agreement is filed herewith as Exhibit 10.1 and is incorporated by reference into this Item 5.02(e) as though fully set forth herein.  The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement.  A copy of the form of Non-Qualified Stock Option Agreement under the Stock Plan is filed herewith as Exhibit 10.2 and is incorporated by reference into this Item 5.02(e) as though fully set forth herein.

(e)           On April 2, 2012, the Company entered into a change in control agreement with Scott Francis, Vice President and Chief Financial Officer of the Company (the “Change in Control Agreement”).

If Mr. Francis’ experiences a separation from service resulting from (1) any termination of his employment by the Company without cause during the period commencing on the date the Company enters into a definitive agreement providing for any change of control (as defined in the Change in Control Agreement) of the Company and ending on the date that is 12 months following effectiveness of such change of control, (2) any termination of employment due to a successor’s failure to offer Mr. Francis an employment position with comparable compensation and other benefits that he received immediately prior to a change of control, or (3) any resignation by Mr. Francis for good reason during the period commencing on the date of any change of control and ending on the date 12 months after such change of control, the Change in Control Agreement provides that, on the 30th day after such separation from service, Mr. Francis will receive a severance payment in a lump sum (subject to withholding taxes and other amounts required to be withheld by law) equal to the total of the amount of six months’ monthly base salary in effect immediately preceding the change of control, plus an amount equal to one-half of the average of the aggregate annual bonus payments made by the Company to Mr. Francis with respect to the two most recently completed fiscal years, in each case excluding the amount of any matching payments made by the Company to Mr. Francis’ account in the company’s 401(k) plan with respect to such payments.

On April 2, 2012, the Company granted  to Mr. Francis an option to purchase 50,000 shares of the Company’s common stock, which will vest at the rate of one-fifth on each of the first through the fifth anniversaries of the date of grant, subject to the terms of the Stock Plan and Mr. Francis’ execution of a Non-Qualified Stock Option Agreement.

A copy of the Change in Control Agreement is filed herewith as Exhibit 10.3 and is incorporated by reference into this Item 5.02(e) as though fully set forth herein.  The foregoing description of the Change in Control Agreement is qualified in its entirety by reference to the full text of the Change in Control Agreement.   A copy of the form of Non-Qualified Stock Option Agreement under the Stock Plan is filed herewith as Exhibit 10.2 and is incorporated by reference into this Item 5.02(e) as though fully set forth herein.

(f)           From time to time, the Company awards stock options and restricted stock pursuant to the Stock Plan.  A copy of the form of Non-Qualified Stock Option Agreement under the Stock Plan is filed herewith as Exhibit 10.2, and a copy of the form of Restricted Stock Award Agreement is filed herewith as Exhibit 10.4.

Item 8.01   Other Events

On April 4, 2012, the Company issued a press release announcing the resignation of Kenneth A. Chymiak, as President and Chief Executive Officer and his appointment as Chairman of the Board of Directors, the appointment of David Humphrey, as President and Executive Officer, and the appointment of David E. Chymiak as Chief Technology Officer.  A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01   Financial Statements and Exhibits

  (d) Exhibits

The following exhibits are filed herewith:

Exhibit 10.1	Employment Agreement with Mr. Humphrey

Exhibit 10.2	Form of Non-Qualified Stock Option Agreement under the Company’s 1998 Incentive Stock Plan, as amended

Exhibit 10.3	Change in Control Agreement with Mr. Francis

Exhibit 10.4	Form of Restricted Stock Agreement under the Company’s 1998 Incentive Stock Plan, as amended

The following exhibit is furnished herewith:

Exhibit 99.1	Press Release dated April 4, 2012, issued by the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADDvantage Technologies Group, Inc.
(Registrant)

Date: April 5, 2012

/s/ Scott Francis
Scott Francis
Vice-President & Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1	Employment Agreement with Mr. Humphrey

10.2	Form of Non-Qualified Stock Option Agreement under the Company’s 1998 Incentive Stock Plan, as amended

10.3	Change in Control Agreement with Mr. Francis

10.4	Form of Restricted Stock Agreement under the Company’s 1998 Incentive Stock Plan, as amended

99.1	Press Release dated April 4, 2012, issued by the Company